Exhibit 10.15

SYNDAX PHARMACEUTICALS, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of the Company has adopted this 2015 Employee Stock Purchase Plan to enable eligible employees of the Company and its Participating Affiliates, through payroll deductions or other cash contributions, to purchase shares of Common Stock. The Plan is for the benefit of the employees of the Company and any Participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its Participating Affiliates.

It is the intention of the Company to have this Plan satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code, although the Company makes no undertaking to, nor represents that it will, maintain the qualified status of this Plan.

The provisions of the Plan are set forth below:

1.	DEFINITIONS

(a) “Account” means a bookkeeping account maintained on behalf of a Participant by the Custodian for the purpose of investing in Common Stock and engaging in other transactions permitted under the Plan.

(b) “Administrator” means the person or persons designated to administer the Plan under Section 3(a).

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

(e) “Committee” means a committee of, and designated from time to time by resolution of, the Board.

(f) “Common Stock” means the Company’s common stock, par value $0.0001 per share.

(g) “Company” means Syndax Pharmaceuticals, Inc., a Delaware corporation, or its successors.

(h) “Custodian” means [                    ] or a successor thereto, or such other person as may be designated from time to time by the Board.

(i) “Effective Date” means the date of the closing of the Company’s initial public offering.

(j) “Enrollment Date” means the first day of each Offering Period.

(k) “Enrollment Form” means the agreement(s) between the Company and a Participant, in such written, electronic, or other format and/or pursuant to such written, electronic, or other process as may be established by the Administrator from time to time, pursuant to which an employee who satisfies the eligibility criteria set forth in Section 4 elects to participate in the Plan or elects to make changes with respect to such participation as permitted by the Plan.

(l) “Fair Market Value” means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange or are publicly traded on an established securities market, the Fair Market Value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange or market selected by the Board if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date, or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange or traded on such a market, the Fair Market Value shall be determined by the Board in good faith.

(m) “Offering Period” means the period determined by the Administrator pursuant to Section 7, which period shall not exceed twenty-seven (27) months, during which payroll deductions or other cash payments are accumulated for the purpose of purchasing Common Stock under the Plan.

(n) “Participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Section 424(f) of the Code and the regulations thereunder).

(o) “Participant” means an Employee of the Company or a Participating Affiliate who satisfies the eligibility criteria set forth in Section 4 and who has properly elected to participate in the Plan pursuant to Section 5.

(p) “Plan” means this Syndax Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan, as it may be amended from time to time.

(q) “Purchase Period” means the period designated by the Administrator on the last trading day of which purchases of Common Stock are made under the Plan.

(r) “Purchase Price” means the purchase price of each share of Common Stock purchased under the Plan.

2.	SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 25, the aggregate number of shares of Common Stock that may be made available for purchase by Participants under the Plan is [                ] shares. In addition, the number of shares of Common Stock available for purchase by Participants under the Plan shall automatically increase on January 1st of each year, commencing January 1, 2017 and continuing until the expiration of the Plan, in an amount equal to the lesser of (a) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (b) 250,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) The shares of Common Stock issuable under the Plan may, in the discretion of the Board, be authorized but unissued shares, treasury shares or shares purchased on the open market.

3.	ADMINISTRATION

(a) Administrator. The Plan shall be administered by an Administrator, which shall be the Board or a Committee. Subject to the express provisions of the Plan, the Administrator will have full authority (i) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, (ii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, (iii) to construe and interpret the Plan and rules and regulations thereunder, (iv) to furnish to the Custodian such information as the Custodian may require, and (v) to make all other decisions and determinations necessary or advisable in administering the Plan (including, without limitation, determinations relating to eligibility, minimum and maximum contribution rates, limits on the number of shares of Common Stock a Participant may elect to purchase with respect to any Offering Period, the Purchase Price, the timing and length of Offering Periods and Purchase Periods). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan. The Administrator’s determinations under the Plan shall be final, conclusive, and binding on all persons.

(b) Custodian. The Custodian shall act as custodian under the Plan and shall perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

(c) Other Administrative Provisions. The Company will furnish information to the Custodian from its records as directed by the Administrator, and such records will be conclusive on all persons unless determined by the Administrator to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Administrator or Custodian may reasonably request. Any communication, statement or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis, and Plan provisions and rules thereunder will apply in a uniform manner to all persons similarly situated.

(d) No Liability. No member of the Board or the Committee, nor any of their agents or designees, shall be liable to any person (i) for any act, failure to act, or determination made in good faith with respect to the Plan or (ii) for any tax (including any interest and penalties) by reason of the failure of the Plan to satisfy the requirements of Section 423 of the Code, the failure of the Participant to satisfy the requirements of Section 423 of the Code, or otherwise asserted with respect to the Plan or shares of Common Stock purchased or deemed purchased under the Plan.

4.	ELIGIBLE EMPLOYEES

Any employee of the Company or any of its Participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is less than twenty (20) hours per week; and (b) an employee who, after exercising his or her rights to purchase shares of Common Stock under the Plan, would own (directly or by attribution pursuant to Section 424(d) of the Code) shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent (5%) or more of the total combined voting power of all classes of stock of the Company. For purposes of the Plan, the employment relationship will be treated as continuing while the individual is on sick leave or other leave of absence that the Company or any of its Participating Affiliates approves or which meets the requirements of Treasury Regulations Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator may, at any time in its sole discretion, if it deems it advisable to do so, exclude the participation of the employees of a particular Participating Affiliate from eligibility to participate in a future Offering Period.

5.	ENROLLMENT IN THE PLAN

(a) Initial Enrollment. An employee who is or who will become eligible under Section 4 on or before a given Enrollment Date may, after receiving current information about the Plan, enroll in the Plan by executing a properly completed Enrollment Form, including thereon the employee’s election as to the rate of payroll deductions or, if authorized by the Administrator, payment of the Purchase Price by means of periodic cash payments, for the Offering Period. For an employee’s enrollment to be effective for any Offering Period, such Enrollment Form must be submitted as directed by the Administrator at least [             (    )] days before the Enrollment Date for the Offering Period.

(b) Automatic Reenrollment for Subsequent Offering Periods. Following the end of each Offering Period, each then-current Participant shall be automatically reenrolled in the next Offering Period unless (i) the Participant terminates participation in the Plan before the Enrollment Date for the next Offering Period in accordance with Section 19 or (ii) on such Enrollment Date he or she is ineligible to participate in the Plan under Section 4. The rate of payroll contributions or periodic cash payments for a Participant who is automatically reenrolled for an Offering Period will be the same as the rate of payroll contributions or periodic cash payments in effect at the end of the preceding Offering Period, unless the Participant submits, as directed by the Administrator, a new Enrollment Form at least [             (    )] days before the Enrollment Date for the Offering Period and designates a different rate of payroll contributions or, if authorized by the Administrator, periodic cash payments.

6.	CONTRIBUTIONS

(a) Payroll Deductions. Subject to Section 6(b), a Participant’s contributions under the Plan shall be by means of after-tax payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her Enrollment Form. Notwithstanding the foregoing and any election of a Participant, a Participant’s rate of payroll deductions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Common Stock purchased with respect to an Offering Period set forth in Section 10 is not exceeded. Unless otherwise permitted by the Administrator, a Participant may not during any Offering Period change his or her percentage of payroll deductions for that Offering Period, nor may a Participant withdraw any contributed funds, other than in accordance with Sections 15 through 19.

(b) Periodic Cash Payments. Pursuant to Section 5, if authorized by the Administrator, a Participant may elect on the Enrollment Form to make contributions under the Plan by means of periodic cash payments to the Plan during an Offering Period. Unless otherwise permitted by the Administrator, a Participant may not during any Offering Period change his or her amount of periodic cash payments for that Offering Period, nor may a Participant withdraw any contributed funds, other than in accordance with Sections 15 through 19. Notwithstanding the foregoing, under any of the circumstances contemplated by the Plan, where the purchase of shares of Common Stock will be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan by the Participant.

7.	OFFERING PERIODS AND PURCHASE PERIODS

The Administrator shall determine the Offering Periods and Purchase Periods. The first Offering Period under the Plan shall commence on the date determined by the Administrator. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Administrator.

8.	RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE

Rights to purchase shares of Common Stock will be deemed granted to Participants as of the first trading day of each Offering Period. The Purchase Price of each share of Common Stock shall be determined by the Administrator; provided, however, that the Purchase Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of the Purchase Period; provided further, that in no event shall the Purchase Price be less than the par value of the Common Stock.

9.	TIMING OF PURCHASE

Unless a Participant has given prior written notice terminating such Participant’s participation in the Plan pursuant to Section 15, or the Participant’s participation in the Plan has otherwise been terminated pursuant to Sections 16 through 19, such Participant will be deemed to have automatically exercised his or her right to purchase shares of Common Stock on the last trading day of the Purchase Period (except as provided in Section 15) for the number of shares of Common Stock (including fractional shares) that the accumulated funds in the Participant’s Account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 14 and subject to adjustment under Section 25.

10.	PURCHASE LIMITATIONS

Notwithstanding any other provision of the Plan, no Participant may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its Participating Affiliates shares of Common Stock having an aggregate Fair Market Value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period. In addition, in no event may a Participant purchase more than [                ] shares of Common Stock in any one Offering Period; provided, however, that the Administrator may in its discretion, prior to the start of an Offering Period, set a different limit on the number or value of shares of Common Stock a Participant may purchase during the Offering Period. Effective upon the last trading day of the Purchase Period, a Participant will become a stockholder with respect to the shares of Common Stock purchased during such period and will thereupon have all dividend, voting and other ownership rights incident thereto except as otherwise provided in Section 11. Notwithstanding the foregoing, no shares of Common Stock shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 24.

11.	STOCK ISSUANCE AND SALE OF PLAN SHARES

On the last trading day of the Purchase Period, a Participant will be credited with the number of shares of Common Stock purchased for his or her Account under the Plan during such Purchase Period. Shares of Common Stock purchased under the Plan will be held by the Custodian. The Custodian may hold the shares of Common Stock purchased under the Plan by book entry or in the form of stock certificates in nominee names and may commingle shares held in its custody in a single account without identification as to individual Participants.

The Administrator shall have the right to require any or all of the following with respect to shares of Common Stock purchased under the Plan:

(a) that a Participant may not request that all or part of the shares of Common Stock be reissued in the Participant’s own name and shares be delivered to the Participant until two (2) years (or such shorter period of time as the Administrator may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and one (1) year has elapsed since the day the shares were purchased (the “Holding Period”);

(b) that all sales of shares of Common Stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

(c) that Participants abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two (2) years from the date the shares of Common Stock were purchased pursuant to the Plan.

12.	WITHHOLDING OF TAXES

To the extent that a Participant recognizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the Participant or from shares that would otherwise be issued to the Participant under the Plan. Any Participant who sells or otherwise transfers shares of Common Stock purchased under the Plan within two (2) years after the beginning of the Offering Period in which the shares were purchased must within thirty (30) days of such transfer notify the Company’s Payroll Department in writing of such transfer.

13.	ACCOUNT STATEMENTS

The Custodian will reflect contributions, purchases, dividends and distributions and reinvestment thereof, withdrawals and transfers of shares of Common Stock and other Plan transactions by appropriate adjustments to the Participant’s Account. The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Account and the date thereof, the number of shares of Common Stock purchased, the aggregate Purchase Price paid, the Purchase Price per share, the brokerage fees and commissions paid (if any), the total shares of Common Stock held for the Participant’s Account (computed to at least three decimal places) and other information.

14.	PARTICIPATION ADJUSTMENT

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 2 is insufficient to permit exercise of all rights deemed exercised by all Participants pursuant to Section 9, a participation adjustment will be made, and the number of shares of Common Stock purchasable by all Participants will be reduced proportionately. Any funds then remaining in a Participant’s Account after such exercise will be refunded to the Participant.

15.	CHANGES IN ELECTIONS TO PURCHASE

(a) Ceasing Payroll Deductions or Periodic Payments. A Participant may, at any time prior to the last trading day of the Purchase Period, by written notice to the Administrator, direct the Administrator to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Administrator that such payments will be terminated), in accordance with the following alternatives:

(i) the Participant’s option to purchase shall be reduced to the number of shares that may be purchased, as of the last day of the Purchase Period, with the amount then credited to the Participant’s Account; or

(ii) withdraw the amount in such Participant’s Account and terminate such Participant’s option to purchase.

(b) Decreasing or Increasing Payroll Deductions. A Participant may decrease his or her rate of payroll deduction once during a Purchase Period (but not below ten dollars ($10.00) per pay period) by delivering to the Company a new Enrollment Form. If and only if expressly permitted by the Administrator, as determined in its sole discretion, for an Offering Period, a Participant may increase the rate of his or her payroll deduction once during the Offering Period.

(c) Modifying Payroll Deductions or Periodic Payments at the Start of an Offering Period. Any Participant may increase or decrease his or her payroll deductions or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new Enrollment Form.

16.	TERMINATION OF EMPLOYMENT

In the event a Participant’s employment with the Company and all Participating Affiliates terminates, or is deemed terminated, for any reason other than death prior to the last day of the Purchase Period, the amount in the Participant’s Account will be distributed, and the Participant’s option to purchase will terminate.

17.	AUTHORIZED LEAVE OF ABSENCE OR DISABILITY

Payroll deductions for shares for which a Participant has an option to purchase may be suspended during any period of absence of the Participant from work due to an authorized leave of absence or disability or, if the Participant so elects, periodic payments for such shares may continue to be made in cash.

If such Participant returns to active service prior to the last day of the Purchase Period, the Participant’s payroll deductions will be resumed, and if such Participant did not make periodic cash payments during the Participant’s period of absence, the Participant shall, by written notice to the Administrator within ten (10) days after the Participant’s return to active service, but not later than the last day of the Purchase Period, elect:

(a) to make up any deficiency in the Participant’s Account resulting from a suspension of payroll deductions by an immediate cash payment;

(b) not to make up such deficiency, in which event the number of shares to be purchased by the Participant shall be reduced to the number of shares which may be purchased with the amount, if any, then credited to the Participant’s Account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c) to withdraw the total amount in the Participant’s Account and terminate the Participant’s option to purchase.

A Participant on authorized leave of absence or disability on the last day of the Purchase Period who is still an eligible employee under Section 4 shall deliver written notice to the Administrator on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing

Sections 17(a), 17(b) and 17(c). If any Participant fails to deliver such written notice within ten (10) days after the Participant’s return to active service or by the last day of the Purchase Period, whichever is earlier, the Participant shall be deemed to have elected Section 17(c).

18.	DEATH

In the event of the death of a Participant while the Participant’s option to purchase shares under the Plan is in effect, the legal representatives of such Participant may, within three (3) months after the Participant’s death (but no later than the last day of the Purchase Period) by written notice to the Administrator, elect one of the following alternatives:

(a) the Participant’s option to purchase shall be reduced to the number of shares that may be purchased, as of the last day of the Purchase Period, with the amount then credited to the Participant’s Account; or

(b) withdraw the amount in such Participant’s Account and terminate such Participant’s option to purchase.

In the event the legal representatives of such Participant fail to deliver such written notice to the Administrator within the prescribed period, the election to purchase shares shall terminate, and the amount then credited to the Participant’s Account shall be paid to such legal representatives.

19.	TERMINATION OF PARTICIPATION

A Participant will be refunded all moneys in his or her Account, and his or her participation in the Plan will be terminated if (a) the Board elects to terminate the Plan as provided in Section 24, (b) the Participant ceases to be eligible to participate in the Plan under Section 4, or (c) in accordance with Sections 16 and 17. As soon as practicable following termination of a Participant’s participation in the Plan, the Administrator will deliver to the Participant a check representing the amount in the Participant’s Account and a book entry statement representing the number of shares of Common Stock held in the Participant’s Account. Once terminated, participation may not be reinstated for the then-current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

20.	TRANSFER; ASSIGNMENT

No Participant may transfer or assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the Participant (or, in the event of the Participant’s death, to the Participant’s estate). During a Participant’s lifetime, only such Participant may exercise his or her rights to purchase shares of Common Stock under the Plan. Once a book entry or stock certificate has been issued to the Participant or the Participant’s estate for his or her Account, such book entry or stock certificate may be assigned the same as any other book entry or stock certificate.

21.	APPLICATION OF FUNDS

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of shares of Common Stock or refunded to the Participant. Participants’ Accounts need not be segregated.

22.	NO RIGHT TO CONTINUED EMPLOYMENT

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee or Participant any right to continued employment with the Company or any of its Participating Affiliates, nor will a Participant’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the Participant’s employment at any time.

23.	AMENDMENT OF THE PLAN

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 8 used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company, no amendment shall be made (a) increasing the number of shares specified in Section 2 that may be made available for purchase under the Plan (except as provided in Section 25) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the rights of Participants that have vested at the time of amendment.

24.	TERM; TERMINATION OR SUSPENSION OF THE PLAN

The Plan shall be effective as of the Effective Date. If stockholder approval of the Plan is not obtained within twelve (12) months of the Effective Date, any shares of Common Stock purchased under the Plan following the Effective Date shall automatically be deemed forfeited and cancelled. The Board may suspend or terminate the Plan at any time and for any reason or for no reason, provided that such suspension or termination shall not impair any rights of Participants that have vested at the time of suspension or termination. In any event, the Plan shall, without further action of the Board, terminate on the day before the tenth (10th) anniversary of the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 have been issued.

25.	CHANGES IN CAPITALIZATION

(a) Changes in Common Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Administrator. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a Participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a Participant with respect to shares subject to such rights but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Common Stock, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan and (ii) the Purchase Price per share.

(b) Reorganization in Which the Company is the Surviving Corporation. Subject to Section 25(c), if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

(c) Reorganization in Which the Company is Not the Surviving Corporation, Sale of Assets or Stock, and Other Corporate Transactions. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than fifty percent (50%) of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and purchase prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period and the Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 11 the rights of each Participant then outstanding shall be deemed to be automatically exercised on such last trading day. The Administrator shall send written notice of an event that will result in such a termination to all Participants at least ten (10) days prior to the date upon which the Plan will be terminated.

(d) Adjustments. Adjustments under this Section 25 related to stock or securities of the Company shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive.

(e) No Limitations on Company. The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

26.	GOVERNMENTAL REGULATION

The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

27.	STOCKHOLDER INFORMATION RIGHTS

The Company will deliver to each Participant who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. There will be no charge to Participants in connection with such notices, proxies and other materials. Any shares of Common Stock held by the Custodian for a Participant’s Account will be voted in accordance with the Participant’s duly delivered and signed proxy instructions.

28.	VOTING RIGHTS

Each Participant will be entitled to vote the number of shares of Common Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of the Company’s stockholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of the Company’s stockholders.

29.	DIVIDEND REINVESTMENT

Cash dividends on any Common Stock credited to a Participant’s Account will be automatically reinvested in additional shares of Common Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Common Stock credited to Participants’ Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchases of Common Stock in connection with the Plan for a given dividend payment date. Purchases of Common Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than thirty (30) days) after a dividend payment date. The Custodian will make such purchases, as directed by the Administrator, either (i) in transactions on any securities exchange upon which Common Stock is traded, otherwise in the over-the-counter market or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Common Stock on the dividend payment date. Any shares of Common Stock distributed as a dividend or distribution in respect of shares of Common Stock or in connection with a split of the Common Stock credited to a Participant’s Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Common Stock credited to a Participant’s Account, the Custodian will, if reasonably practicable and at the direction of the Administrator, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Common Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

30.	FRACTIONAL SHARES

Unless otherwise determined by the Administrator, purchases of Common Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Common Stock to a Participant’s Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances. If at any time fractional shares will not be credited to Participants’ Accounts, the Administrator shall determine whether a Participant’s payroll deductions remaining after the purchase of the greatest possible number of whole shares on a given purchase date will be refunded or will be retained and applied to purchases in the next Offering Period.

31.	RULE 16B-3

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by applicable law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated in this Plan, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

32.	PAYMENT OF PLAN EXPENSES

The Company will bear all costs of administering and carrying out the Plan.

33.	GOVERNING LAW.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions) and applicable U.S. federal laws.